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                                                                   Exhibit 23.2
                                                                   ------------


CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Shiva Corporation on Form S-3 of our report dated March 28, 1996 (June 16, 1996 as to Note 8) relating to the financial statements of AirSoft, Inc., appearing in Amendment No. 2 to the Current Report on Form 8-K/A of Shiva Corporation dated August 13, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


San Jose, California
August 22, 1996